SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549
                          -------------------

                              Amendment 5
                              to Form S-1

                      REGISTRATION STATEMENT UNDER
                       THE SECURITIES ACT OF 1933

                            Gala Global Inc.
         (Exact name of Registrant as specified in its charter)

           Nevada                            5960
(State or other jurisdiction of  (Primary Standard Industrial  (I.R.S. Employer
incorporation or organization)       Classification Code)      Identification No.)

                       25 B Hampstead Hill Gardens
                           London NW32PJ, UK
                             +44773852907
                   (Address and telephone number of
                    registrant's executive office)

                            Mikhail Muyingo
                      25 B Hampstead Hill Gardens
                          London NW32PJ, UK
                            +44773852907
                       (Name, address and telephone
                        Number of agent for service)

                              Copies to:
                            Jody M. Walker
                           Attorney At Law
                         7841 South Garfield Way
                          Centennial, CO 80122
                           tel: (303)850-7637
                           fax: (303)482-2731

Approximate date of commencement of proposed sale to the public: As soon as possible after the effective date of this registration

If any of the securities being registered on the form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [x]

If this form is filed to register additional common stock for an offering under Rule 462(b) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed under Rule 462(c) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed under Rule 462(d) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer   [ ]     Accelerated Filer            [ ]
Non-accelerated Filer     [ ]     Smaller reporting company    [x]

                   CALCULATION OF REGISTRATION FEE
                                     PROPOSED        PROPOSED
TITLE OF EACH CLASS OF  AMOUNT       MAXIMUM         MAXIMUM      AMOUNT OF
SECURITIES TO BE        TO BE     OFFERING PRICE    AGGREGATE   REGISTRATION
REGISTERED            REGISTERED    PER SHARE      OFFER PRICE      FEE
Common Stock(1)(2)    2,360,000      $ .05          $118,000       $13.70
                      ---------                     --------       ------
Total                 2,360,000                     $118,000       $13.70
[1) Estimated solely for purposes of calculating the registration fee under Rule 457.
(2) Represents common stock being sold on behalf of selling security holders

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                          Explanatory Note

This amendment to the Form S-1 for the registrant is being filed solely to correct the reference to the OTC Bulletin Board quotation service.

Preliminary Prospectus Dated September 7, 2011   Subject to Completion

                              Gala Global, Inc.
                     2,360,000 Shares of Common Stock
                     on behalf of selling shareholders
                       ---------------------------
The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus for a period of up to two years from the effective date.

Our common stock is presently not traded on any market or securities exchange.

We are registering for sale by selling shareholders, 2,360,000 shares of common stock. We will not receive any proceeds from the shares sold by the selling shareholders.

The sale price to the public is fixed at $0.05 per share until such time as the shares of our common stock become traded on a market or securities exchange. If our common stock becomes quoted on a market or securities exchange, then the sale price to the public will vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale. We will not control or determine the price at which a selling shareholder decides to sell its shares. The selling shareholders will sell their shares at the fixed price of $0.05 per share until the shares are quoted on the OTC Bulletin Board quotation service. Brokers or dealers effecting transactions in these shares should confirm that the shares are registered under applicable state law or that an exemption from registration is available.

There is no market for our securities. Our common stock is presently not traded on any market or securities exchange and we have not applied for listing or quotation on any public market. We intend to apply for listing on the OTC Bulletin Board quotation service. In order to do so, we will need a market-maker to apply for the listing. There is no assurance that a market-maker will be obtained.

Consider carefully the risk factors beginning on page 7 in this prospectus.

Neither the SEC nor any state securities commission has approved these common shares or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. The securities being registered pursuant to this registration statement shall not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                          TABLE OF CONTENTS

                                                                 Page
                                                                 ----

Prospectus Summary                                                 5
Risk Factors                                                       6
Forward Looking Statements                                        13
Plan of Distribution and Selling Shareholders                     13
Business                                                          16
Use of Proceeds                                                   23
Determination of Offering Price                                   23
Dilution                                                          23
Market for Common Equity and Related Stockholder Matters          23
Management's Discussion and Analysis of Financial
  Condition and Results of Operations                             27
Directors, Executive Officers, Promoters and Control Persons 32 Security Ownership of Certain Beneficial Owners
  and Management                                                  36
Certain Relationships and Related Transactions                    37
Description of Capital Stock                                      37
Shares Eligible for Future Sale                                   38
Disclosure of Commission Position on Indemnification              39
  for Securities Act Liabilities
Changes in and Disagreements with Accountants on Accounting
  and Financial Disclosure                                        40
Experts                                                           40
Legal Proceedings                                                 40
Legal Matters                                                     40
Where You Can Find More Information                               40
Financial Statements                                              41

                       PROSPECTUS SUMMARY

To understand this offering fully, you should read the entire prospectus carefully, including the risk factors beginning on page 7 and the financial statements.

Our Business:
------------
We are a development stage company. We intend to commence business operations by distributing an all-natural everyday custom tailored women's clothing products from England as well as making customer specified alterations for both men and women.

We are not raising any money in this offering. We have not had any revenues or profits to date. We are not raising any money in this offering. We do not have sufficient cash and cash equivalents to execute our operations and will need to obtain $30,548 in additional financing to operate our business for the next twelve months. We will need approximately $30,548 in additional cash to implement our business plan. We intend to seek funding from additional sale of our common stock or from advances from our officer and director. If we are not able to raise sufficient funds to implement our business plan we will not be able to comply with our periodic reporting obligations or fund our operations and we will have to cease our operations.

Our administrative office is located at 25B Hampstead Hill Gardens, London, UK, NW3 2PJ and our telephone number is +447738529207. Our fiscal year end is November 30.

The Offering:
------------
Securities being offered by
 selling shareholders         2,360,000 shares of common stock

Offering price per share      $0.05

Net proceeds to us            None

Number of shares outstanding
before the offering           5,860,000

Number of shares outstanding
after the offering if all the
shares are sold               5,860,000

                          RISK FACTORS

Our business is subject to numerous risk factors, including the following.

Risks associated with Gala Global Inc.:
--------------------------------------

1. There is no assurance our future operations will result in profitable revenues. If we cannot generate sufficient revenues to operate profitably, we may suspend or cease operations.

We were incorporated in Nevada on March 15, 2010 and we have not started our proposed business operations or realized any revenues. We have no operating history upon which an evaluation of our future success or failure can be made. Our net loss since inception is $7,445.

Our ability to achieve and maintain profitability and positive cash flow is dependent upon
 - our ability to attract customers who will use our service
 - our ability to generate revenues through the sale of products
 - our ability to successfully advertise to our clients

Based upon current plans, we expect to incur operating losses in future periods because we will be incurring expenses and not generating revenues. We cannot guarantee that we will be successful in generating revenues in the future. Failure to generate revenues will cause us to go out of business.

2. We have yet to raise additional funds to sustain our operations. If we do not raise the cash, there is substantial doubt about our ability to continue as a going concern.

Our future is dependent upon our ability to obtain additional financing to fully develop our business plan. The amount needed cannot be predicted with any certainty and may exceed any estimates we set forth. We require minimum additional of $30,548 to conduct our proposed operations for a minimum period of one year. If we experience a shortage of funds during the next 12 months, Mikhail Muyingo, our sole officer and director, has informally agreed to advance funds to allow us to pay for professional fees, including fees payable in connection with the filing of this registration statement and operation expenses, however he has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. If we do not have sufficient funds to continue our operations we may have to suspend our operations and you may lose your investment.

3. We cannot offer any assurance as to our future financial results. You may lose your entire investment.

We have not received any income from operations to date and future financial results are uncertain. We cannot assure you that the registrant can operate in a profitable manner. We have a retained deficit of $(6,824) as of December 31, 2010. We will need to raise approximately $30,548 to implement our business plan. Even if we obtain future revenues sufficient to expand operations, increased production or marketing expenses could adversely affect our ability to operate in a profitable manner.

4. We have no clients, customers and only one marketing consultant. Even if we obtain clients and customers, we may not be able to generate a profit. If that occurs we will have to cease operations.

  We have no clients or customers and only one marketing consultant. We have not identified any clients or customers and we cannot guarantee we ever will have any. If we are unable to attract enough customers to buy the products from our website to operate profitably, we will have to suspend or cease operations.

5. Because we are small and do not have much capital, we must limit marketing our services to potential customers and suppliers. As a result, we may not be able to attract enough customers to operate profitably. If we do not make a profit, we may have to suspend or cease operations.

Because we are small and do not have much capital, we must limit marketing our website to potential customers and suppliers. The sale of products via our website is how we will generate revenues. Because we will be limiting our marketing activities, we may not be able to attract enough customers to buy or suppliers to sell products to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

6. Because our sole director will only be devoting limited time to our operations, our operations may be sporadic which may result in periodic interruptions or suspensions of operations. This activity could prevent us from attracting suppliers and customers and result in a lack of revenues which may cause us to cease operations.

Our president will only be devoting limited time to our operations. Mikhail Muyingo, our president and secretary, Violetta Muyingo, each will be devoting approximately 20 hours a week to our operations. Because our director and secretary will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to our officers and sole director. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a possible cessation of operations.

7. Because our management does not have prior experience in the marketing of products via the Internet, we may have to hire individuals or suspend or cease operations.

Because our management does not have prior experience in the marketing of products via the Internet, we may have to hire additional experienced personnel to assist us with our operations. If we need the additional experienced personnel and we do not hire them, we could fail in our plan of operations and have to suspend operations or cease operations entirely.

8. Because our headquarters and assets are located outside the United States, U.S. investors may experience difficulties in attempting to affect service of process and to enforce judgments based upon U.S. Federal Securities Laws against the company and its director.

While we are organized under the laws of State of Nevada, our sole officer and director is a non-U.S. resident. In addition, our office is established in England. Consequently, it may be difficult for investors to affect service of process on Mr. Mikhail Muyingo in the United States and to enforce in the United States judgments obtained in United States courts against Mr. Mikhail Muyingo based on the civil liability provisions of the United States securities laws. Since all our assets will be located in England it may be difficult or impossible for U.S. investors to collect a judgment against us. Any judgment obtained in the United States against us may not be enforceable in the U.K.

9. Our sole officer and director has lack of experience managing public reporting company and accounting which is required to establish and maintain disclosure control and procedures and internal control over financial reporting.

We have never operated as a public company. Mikhail Muyingo, our sole officer and director has no experience managing a public company that is required to establish and maintain disclosure controls and procedures and internal control over financial reporting. Also, Mr. Mikhail Muyingo has only limited experience in accounting. As our operations become more complex we will be required to hire additional accounting personal to comply with our reporting obligations. We plan to comply with all of the various rules and regulations, which are required for a public company that is reporting company with the Securities and Exchange Commission. However, if we cannot operate successfully as a public company, your investment may be materially adversely affected.

10. Our president, who is also our promoter, own more than 50% of the outstanding shares and control us.

Mikhail Muyingo, our officer and director, owns 3,500,000 shares of our common stock and control us. As a result, Mr. Mikhail Muyingo is able to elect all of our directors and control our operations. Accordingly, Mr. Muyingo will have significant influence in determining the outcome of all corporate transactions or other matters, including the election of directors, mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. The interests of Mr. Muyingo may differ from the interests of the other stockholders and may result in corporate decisions that are disadvantageous to other shareholders.

Risks associated with this offering:
-----------------------------------
11. Because there is no public trading market for our common stock, you may not be able to resell your stock.

There is currently no public trading market for our common stock.
Therefore there is no central place, such as stock exchange or electronic trading system, to resell your shares. If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale.

12. Because the SEC imposes additional sales practice requirements on brokers who deal in our shares which are penny stocks, some brokers may be unwilling to trade them. This means that you may have difficulty reselling your shares and this may cause the price of the shares to decline.

Our shares would be classified as penny stocks and are covered by
Section 15(g) of the Securities Exchange Act of 1934 and the rules promulgated there under which impose additional sales practice requirements on brokers/dealers who sell our securities in this offering or in the aftermarket. For sales of our securities, the broker/dealer must make a special suitability determination and receive from you a written agreement prior to making a sale for you. Because of the imposition of the foregoing additional sales practices, it is possible that brokers will not want to make a market in our shares. This could prevent you from reselling your shares and may cause the price of the shares to decline.

13. Future sales by our stockholders could cause the stock price to decline and may affect your ability to liquidate your investment.

In the future, the registrant may issue equity and debt securities.
Any sales of additional common shares may have a depressive effect upon the market price of the registrant's common stock causing the stock price to decline.

14. The selling security holders may have liability because of their status as underwriters. They may sue us if there are any omissions or misstatements in the registration statement that subject them to civil liability.

Under the Securities Act of 1933, the selling security holders will be considered to be underwriters of the offering. The selling security holders may have civil liability under Section 11 and 12 of the Securities Act for any omissions or misstatements in the registration statement because of their status as underwriters. We may be sued by selling security holders if omissions or misstatements result in civil liability to them.


15. Our common shares are not registered under the Exchange Act. As a result, we will not be subject to the federal proxy rules and our directors, executive officers and 10% beneficial holders will not be subject to Section 16 of the Exchange Act. In additional our reporting obligations under Section 15(d) of the Exchange Act may be suspended automatically if we have fewer than 300 shareholders of record on the first day of our fiscal year.

Our common shares are not registered under the Securities Exchange Act of 1934, as amended, and we do not intend to register our common shares under the Exchange Act for the foreseeable future, provided that, we will register our common shares under the Exchange Act if we have, after the last day of our fiscal year, more than 500 shareholders or record, in accordance with Section 12(g) of the Exchange Act). As a result, although, upon the effectiveness of the registration statement of which this prospectus forms a part, we will be required to file annual, quarterly, and current reports pursuant to Section 15(d) of the Exchange Act, as long as our common shares are not registered under the Exchange Act, we will not be subject to Section 14 of the Exchange Act, which, among other things, prohibits companies that have securities registered under the Exchange Act from soliciting proxies or consents from shareholders without furnishing to shareholders and filing with the Securities and Exchange Commission a proxy statement and form of proxy complying with the proxy rules. In addition, so long as our common shares are not registered under the Exchange Act, our directors and executive officers and beneficial holders of 10% or more of our outstanding common shares will not be subject to Section 16 of the Exchange Act. Section 169a) of the Exchange Act requires executive officers and directs, and persons who beneficially own more than 10% of a registered class of equity securities to file with the SEC initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of common shares and other equity securities, on Forms 3, 4 and 5, respectively. Such information about our directors, executive officers, and beneficial holders will only be available through this (and any subsequent) registration statement, and periodic reports we file thereunder.

Furthermore, so long as our common shares are not registered under the Exchange Act, our obligation to file reports under Section 15(d) of the Exchange Act will be automatically suspended if, on the first day of any fiscal year (other than a fiscal year in which a registration statement under the Securities Act has gone effective), we have fewer than 300 shareholders of record. This suspension is automatic and does not require any filing with the SEC. In such an event, we may cease providing periodic reports and current or periodic information, including operational and financial information, may not be available with respect to our results of operations.

16. We have not yet adopted of certain corporate governance measures. As a result, our stockholders have limited protections against interested director transactions, conflicts of interest and similar matters.


The Sarbanes-Oxley Act of 2002, as well as rule changes proposed and enacted by the SEC, the New York and American Stock Exchanges and the Nasdaq Stock Market, as a result of Sarbanes-Oxley, require the implementation of various measures relating to corporate governance. These measures are designed to enhance the integrity of corporate management and the securities markets and apply to securities which are listed on those exchanges or the Nasdaq stock market. Because we are not presently required to comply with many of the corporate governance provisions and because we chose to avoid incurring the substantial additional costs associated with such compliance any sooner than necessary, we have not yet adopted these measures.

Because all our directors are non-independent, we do not currently have independent audit or compensation committees. As a result, the directors have the ability, among other things, to determine their own level of compensation. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest and similar matters and investors may be reluctant to provide us with funds necessary to expand our operations.

17. We may be unsuccessful in implementing required internal controls over financial reporting.

We are not currently required to comply with the SEC's rules implementing Section 404 of the Sarbanes-Oxley Act of 2002, and are therefore not required to make a formal assessment of the effectiveness of our internal control over financial reporting for that purpose.
Upon becoming a public company, we will be required to comply with the SEC's rules implementing Section 302 of the Sarbanes-Oxley Act of 2002, which will require our management to certify financial and other information in our quarterly and annual reports and provide an annual management report on the effectiveness of our internal control over financial reporting. We will not be required to make our first assessment of our internal control over financial reporting until the year following our first annual report required to be filed with the SEC. To comply with the requirements of being a public company, we will need to create information technology systems, implement financial and management controls, reporting systems and procedures and contract additional accounting, finance and legal staff.

Any failure to develop or maintain effective controls, or any difficulties encountered in our implementation of our internal controls over financial reporting could result in material misstatements that are not prevented or detected on a timely basis, which could potentially subject us to sanctions or investigations by the SEC or other regulatory authorities. Ineffective internal controls could cause investors to lose confidence in our reported financial information.


18. The costs to meet our reporting and other requirements as a public company subject to the Exchange Act of 1934 will be substantial and may result in us having insufficient funds to expand our business or even to meet routine business obligations.

If we become a public entity, subject to the reporting requirements of the Exchange Act of 1934, we will incur ongoing expenses associated with professional fees for accounting, legal and a host of other expenses for annual reports and proxy statements. We estimate that these costs could range up to $12,000 per year for the next few years and will be higher if our business volume and activity increases but lower during the first year of being public because our overall business volume will be lower, and we will not yet be subject to the requirements of Section 404 of the Sarbanes-Oxley Act of 2002. As a result, we may not have sufficient funds to grow our operations.

19. We do not a trade mark registered at the present; therefore we may lack protection for our intellectual property.

Although, we may register a trademark in the near future, we have not done so at this time. Having no such protection of our intellectual property, makes copying our brand or simply taking it over becomes easy, and it can undermine our business at any stage.



                 FORWARD LOOKING STATEMENTS

The statements contained in this prospectus that are not historical fact are forward-looking statements which can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "should," or "anticipates" or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties. We have made the forward-looking statements with management's best estimates prepared in good faith.

Because of the number and range of the assumptions underlying our projections and forward-looking statements, many of which are subject to significant uncertainties and contingencies that are beyond our reasonable control, some of the assumptions inevitably will not materialize and unanticipated events and circumstances may occur subsequent to the date of this prospectus.

These forward-looking statements are based on current expectations, and we will not update this information other than required by law. Therefore, the actual experience of registrant, and results achieved during the period covered by any particular projections and other forward-looking statements should not be regarded as a representation by registrant, or any other person, that we will realize these estimates and projections, and actual results may vary materially. We cannot assure you that any of these expectations will be realized or that any of the forward-looking statements contained herein will prove


           PLAN OF DISTRIBUTION AND SELLING SHAREHOLDERS

The following table sets forth the name of each selling shareholder, the total number of shares owned prior to the offering, the percentage of shares owned prior to the offering, the number of shares offered, and the percentage of shares owned after the offering, assuming the selling shareholder sells all of his shares and we sell the maximum number of shares.

                                                        Percentage
                                                         of shares
                                                        owned after
                                                           the
                          Total   Percentage             offering
                         number of    of                 assuming
                          shares    shares   Number of  all of the
                          owned     owned    shares    shares are
                        prior to  prior to    being    sold in the
Name                    offering  offering   offered    offering
---------------         --------  --------- ---------- ------------

Yulia Gutkina            200,000      3.41%    200,000        0.00%
Dimitri Gutkin           200,000      3.41%    200,000        0.00%
Galina Gralnik           200,000      3.41%    200,000        0.00%
Igor Gralnik             200,000      3.41%    200,000        0.00%
Alexander James
Douglas Murray           200,000      3.41%    200,000        0.00%
Nicole Muyingo Nulumanse 200,000      3.41%    200,000        0.00%
Hannagh Elayne Rose
  Wilkinson              200,000      3.41%    200,000        0.00%
Matthew Mitchel Camp      60,000      1.02%     60,000        0.00%
Joshua Denton             60,000      1.02%     60,000        0.00%
Vesna Pesic               30,000      0.51%     30,000        0.00%
Dusko Banjac              30,000      0.51%     30,000        0.00%
Vladimir Novakovic        30,000      0.51%     30,000        0.00%
Tatyana Muyingo(1)        60,000      1.02%     60,000        0.00%
Kyle Ottaviano            60,000      1.02%     60,000        0.00%
Keith Williams            60,000      1.02%     60,000        0.00%
Violetta Muyingo(1)       60,000      1.02%     60,000        0.00%
Jacob Proud               60,000      1.02%     60,000        0.00%
Sean Tuomey               60,000      1.02%     60,000        0.00%
Rene Lawrence             30,000      0.51%     30,000        0.00%
Mathew Wimbledon          60,000      1.02%     60,000        0.00%
Jagbir Ghankas            30,000      0.51%     30,000        0.00%
Andrija Lekic             30,000      0.51%     30,000        0.00%
Jesse Lawrence            60,000      1.02%     60,000        0.00%
Katarina Duvnjak          30,000      0.51%     30,000        0.00%
Paul Bangerter            30,000      0.51%     30,000        0.00%
Miroslav Andejic          30,000      0.51%     30,000        0.00%
Yannick Guillen           30,000      0.51%     30,000        0.00%
Mariko Bangerter          60,000      1.02%     60,000        0.00%

TOTALS                 2,360,000     40.27%   2,360,000        0.00%

(1)  Violetta Muyingo and Tatyana Muyingo are sisters to our sole
Director and President Mikhail Muyingo.
(2) Mikhail Muyingo, an officer and director, is the uncle of Nicole Muyingo Nulumanse, the shareholder.

Mr. Mikhail Muyingo, our president and sole director who owns 3,500,000 shares of common stock is not offering any shares of his common stock for resale in this offering.

None of the selling shareholders are broker/dealers or affiliated with broker/dealers.

All of the issued and outstanding shares of common stock were issued pursuant to Reg. S of the Securities Act of 1933. All of the sales took place outside the United States of America with non-US persons.

There are twenty eight selling shareholders. They may be deemed underwriters. They may sell some or all of their common stock in one or more transactions, including block transactions:

  1. On such public markets or exchanges as the common stock may from time to time be trading;
  2.  In privately negotiated transactions;
  3.  Through the writing of options on the common stock;
  4.  In short sales; or
  5.  In any combination of these methods of distribution.


The sales price to the public is fixed at $0.05 per share until such time as the shares of our common stock become traded on the Bulletin Board operated by the Financial Industry Regulatory Authority or another exchange. If our common stock becomes quoted on the Bulletin Board or another exchange, then the sales price to the public will vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale. In these circumstances, the sales price to the public may be:

  1. The market price of our common stock prevailing at the time of sale;
  2. A price related to such prevailing market price of our common stock; or
  3. Such other price as the selling shareholders determine from time to time.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144. The selling shareholders may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal.

Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling shareholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer's commitment to the selling shareholders. Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers.

We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders. We are bearing all costs relating to the registration of the common stock, estimated to be $12,000. The selling shareholders, however, will pay commissions or other fees payable to brokers or dealers in connection with any sale of the common stock. The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934 in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may among other things:


  1. Not engage in any stabilization activities in connection with our common stock;
  2. Furnish each broker or dealer through which common stock may be offered, such as copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and
  3. Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act of 1934.

There is no assurance that any of the selling shareholders will sell any or all of the shares offered by them. Under the securities laws of certain states, the shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in that state or an exemption from registration or qualification is available and is met.


                               BUSINESS

General
-------
We were incorporated in the state of Nevada on March 15, 2010. We intend to expand business operations by distributing all-natural everyday custom tailored women's clothing products from England as well as making customer specified alterations for both men and women. At this stage, we have engaged in the development of our website and business plan as well as exploring different sourcing alternatives of fabric and materials needed to produce our custom designed apparel. Currently our company is non-profitable therefore we cannot forecast with certainty that our growth initiatives will generate profits.

We are planning to sell our tailoring clothing and offer tailoring services out of our Tailoring Studio which we plan to set up in London. In the studio we will obtain measurements and perform the required tailoring. The majority of our business will be marketed and distributed in the United Kingdom. Our long-term activities that are not listed in our expense table and are dependent on future financing will include expanding operations to set up shops in Europe and North America. These activities are further described below.

We are in the process of developing our website www.galaglobalinc.com that will give our clients the ability to read more about our tailoring capabilities and ideas for new custom designs. As the website becomes fully operational, our consumers will be able to contact us, directly through our website for quotes, alteration and measurement appointments. By November 2011, we expect to locate good selection of materials and fabrics from which to choose. We intend to fund our ability to offer various designs from the money we receive from our customers as well as the director Mikhail Muyingo who has agreed to lend the registrant additional funding if required. Mr. Muyingo's agreement to lend funds to the company is of a non-binding nature.

Brands
------
Gala Global will brand its design and custom made fashions by occasion.

Formal Evening Gowns
--------------------
This category will include evening dresses, celebrity dresses, ball gowns, formal gowns and winter formals. Our made to order philosophy will ensure fit and look for the occasion.

Suits
-----
Gala Global will ensure that each suit is measured precisely to our customer's size and shape. Our designs will span the spectrum from conservative to trendy. We want to incorporate utility and comfort into our jackets. Our crafted stitching will make certain that the suit will last.

This may include functional button holes on the sleeves, inside arm shields, additional inside pockets, crotch linings based on climate.

Casual Dresses
--------------
Our branded casual dresses will include sun dresses and day dresses.

Bridal
------
Whether for the bride or then entire wedding party, the registrant's tailors will plan and fit each person with clothes to compliment this special occasion. Bridal gowns, bridesmaids' dresses and tuxedos will all be created or altered.

Customers
---------
We believe that customers are women and men of all age groups with average or above average income. We believe that customers with low income will also seek our services where garments of inexpensive kind will require quick and simple alterations or mending.

We also intend to promote our products and services to larger chain stores that have higher budget and tend to purchase a more diverse inventory. We plan to take part in various trade shows and to meet potential clients.

Equipment
---------
The registrant has recently purchased MSK-335B Reliable Single-Needle Small-Cylinder Walking-Foot Sewing Machine. It is currently remains with the seller anticipating the shipping after the studio is arranged. The machine has a vibrating binder and sew-quiet servomotor. MSK-335B is a single needle, cylinder bed compound feed walking foot sewing machine and it is designed for sewing fabric, sewing leather, canvas, synthetics and other medium to heavy weight fabric that may also need a cylinder bed and a vibrating binder.

It has a powerful feeding system (top and bottom feed) higher pressure foot lift and longer stitch length; the machine can also easily sew heavy materials with heavier thread. The moving (vibrating) binder ensures a specific quality stitch, and eliminates the inch roping effect caused by poor feeding. It has a Japanese Hirose brand 1.4 capacity sewing hook built-in bobbin winder with Low noise, low vibration design, 2,400 rpm high-speed operation stitch dial regulator reverse lever mechanism table, K-leg stand, and 1/2 horse power motor.

Sales and Marketing Strategies
-------------------------------
Initially, our president, Mikhail Muyingo will promote our tailoring services and products from his home location at 25B Hampstead Hill Gardens, London, UK. While our website is being completed, word of mouth will sustain the business and bring our philosophy and message to our website in order to increase the customer base.

Promotion of our work to make the tailor experience easy will include personalized details such as monogramming and extra pockets for no extra charge. We also plan to update and distribute printed marketing material by bi-annually. For our future customers, our strategy will include offering discounts on new orders placed within a year of their last purchase. We also plan to guarantee our craftsmanship by offering free repairs to any custom-made garments.

Finally, gift certificates will be purchased from our website.

Marketing Agreement
-------------------
On November 9, 2010, the registrant has signed a marketing agreement with a consultant, Bernandine Lawrence, an individual. The consultant, Bernandine Lawrence, will use traditional media for advertising such as newspapers, magazines, and radio. She will design and distribute printed marketing material to potential customers. Our consultant will market our service to individual clients as well as other business such as clothing retailers.

The agreement with the registrant contains the following additional material terms:

  1. Consultant shall submit written, signed reports of the time spent performing marketing and advertising, itemizing in reasonable detail the dates on which services were performed, the number of hours spent and a brief description of the services rendered.

  2. In consideration for the Consulting Services to be performed by the Consultant under this agreement, Gala Global Inc will pay Consultant at the rate of 7.00 British pounds sterling per hour for the time spent on Consulting Services. Consultant shall submit written, signed reports of the time spent performing Consulting Services, itemizing in reasonable detail the dates on which services were performed, the number of hours spent on such dates and a brief description of the services rendered. The Company shall pay Consultant the amounts due pursuant to submitted reports within 14 days after such reports are received by the Company.

3. The registrant will reimburse to consultant the following expenses incurred while the Agreement exists: all travel expenses to and from work sites including miscellaneous travel-related expenses (parking and tolls), meal expenses, administrative expenses and lodging expenses if work demands overnight stays.

 4. The consultant is an independent contractor and not an employee of the registrant or any of its subsidiaries or affiliates.

  5. In the course of performing consulting services, the parties recognize that consultant may come in contact with or become familiar with information with the registrant or its subsidiaries or affiliates may consider confidential. This information may include, but is not limited to, information pertaining to the registrant's information technology and other business systems, which information may be of value to a competitor. Consultant agrees to keep all such information confidential.

  6. The agreement commenced on November 9, 2010 and shall terminate on November 9, 2011, unless earlier terminated by either party hereto. Either party may terminate the agreement upon Thirty (30) days prior written notice. The registrant may, at its option, renew this Agreement for an additional one (1) year term on the same terms and conditions as set forth herein by giving notice to consultant of such intent to renew on or before October 9, 2011.

Website
-------
We plan outsourcing the development of our website to experts in internet retail marketing. Registration, purchase and payment of company web address and payment, purchase and establishment of the website hosting page has been accomplished at this point. Preliminary webpage will be up by end of August 2011 describing our site being in construction.

At this point we have hired a developer to work on our website design and functions. Website should be partially operational in August, 2011. The cost of the website development is estimated to remain below the sum of $4000 for the next 12 months; however, it is possible that it will end up costing more than that. The estimate is the amount that the website developer has quoted to us to construct our website. This amount is due at the time the website is completed. The yearly cost to maintain and update our website will be approximately $500. The website is intended to be a destination site for our custom made garments. We intend to continually consult on making on-line the experience simpler and exciting. In the near future our website is only going to be used as a catalog, for scheduling and for submitting questions. Customers will be able to come to our studio for measurements but for now they will not be able to pay online although that is our plan to have it available and functional in the future.

The following services and products are still outstanding for the website: bandwidth, pop mailboxes, e-mail forwarding, e-mailing aliasing, auto responder, front page support, unlimited FTP access, java chat, hot metal/miva script, shopping cart, securing transactions by adding signio support, cyber cash support and macromedia flash. The foregoing will allow us to make appointments for measuring and fitting, make on-line consultations with our tailors and promote our trade in an attractive fashion, and communicate with our customers on-line.

Convenient Shopping Experience
------------------------------
Our online store will provide customers with an easy-to-use Web site. The website will be available 24 hours a day, seven days a week and will be reached from the shopper's home or office. Our online showcase and eventual store will enable us to deliver inspiration and ideas on fashion lines for a variety of settings. We also intend to make the shopping experience convenient by categorizing our products into easy-to-shop departments.

Customer Service
----------------
We intend to provide a customer service department via email where consumers can resolve order and product questions. Furthermore, we will insure consumer satisfaction by offering a money back guarantee if the craftsmanship does not meet expectation.

On-line Interactive Store
-------------------------
We intend to design our internet store to be a place for individual
consumers to research and view our artistry.   Our vision is to open up
the minds of our potential customers and aid them in developing a style that is their own. The customer can browse through different ideas for fabrics and styles through the interactive experience. We can provide advice not only on the creation of their garments but also regarding care and storage.

Shopping at our Online Store
----------------------------
Our online store will be located at www.galaglobalinc.com. We believe that the sale of our products on the Internet can offer attractive benefits to consumers. These include enhanced selection, convenience, quality, and ease-of-use, depth of content and information, and competitive pricing. Key features of our online store will include:

Browsing
--------
Our online store will offer consumers several subject areas and special features arranged in a simple, easy-to-use format intended to enhance product selection. By clicking on a category names, the consumer will move directly to the home page of the desired category and can view promotions and featured products.


Selecting a Product and Checking Out
------------------------------------
To purchase gift certificates, consumers will simply click on the "add to cart" button to add products to their virtual shopping cart. To execute orders, consumers will click on the "checkout" button and, depending upon whether the consumer has previously shopped at our online store, will be prompted to supply shipping details online. We will also offer consumers a variety of shipping options during the checkout process. Prior to finalizing an order by clicking the "submit" button, consumers will be shown their total charges along with the various options chosen at which point consumers still have the ability to change their order or cancel it entirely.

Paying
------
To pay for orders, a consumer will use a credit card, which is authorized during the checkout process where charges are assessed against the card when the order is placed. Our online store will use a security technology that works with the most common Internet browsers and makes it virtually impossible for unauthorized parties to read information sent by our consumers.

We will offer our customers a full refund for any reason if the customer returns the purchased item within thirty days from the date of sale in the same condition it was sold to the customer. After thirty days, we will not refund any money to a customer.

Offices
-------
Our offices are currently located at 25 B Hampstead Hill Gardens, London, UK, NW32PJ. Our telephone number is +447738529207. This is the home office of our president, Mikhail Muyingo. We do not pay any rent to Mr. Mikhail Muyingo and there is no agreement to pay any rent in the future. Upon the completion of our offering, we intend to establish an office elsewhere. We are planning to sell our tailoring clothing and offer tailoring services out of our Tailoring Studio which we plan to set up in London. In the studio we will obtain measurements and perform the required tailoring.

As of the date of this prospectus, we have not sought or selected a new office sight.

Competition
--------------
The tailoring service business in the area of Greater London is competitive due to large number of companies offering this type of trade. This is caused in part by the abundance of working immigrants, in particular from newly added Eastern European countries to the E.U. such as Lithuania, Latvia and Estonia. However, some of generally these workers lack the experience in working with the English clientele. Based on these observations, we rate the competition level medium to high. High meaning chances of customers going to other service provider like ours us are high; medium meaning that there is a medium rated likelihood that our potential clientele will go somewhere else.

We will be in a market where we compete with many local, regional, national and international companies. These companies distribute through mega stores, boutiques and online. We believe that many of our competitors have greater financial resources and liquidity and may be able to withstand sales or price decreases better than we can at present time. We also expect to continue to face rivalry from new market entrants. We may be unable to continue to compete effectively with these existing or new competitors, which could have a material adverse effect on our financial condition and results of operations. To attract clients to use our services we will use the following methods of competition:

 - helpful and courteous customer service
 - providing warranty services free of charge
 - providing discounts for multiple orders and purchases
 - providing services/setting up our tailoring studio in the area where there are no competitors nearby

Trademark
---------
We do not have a trademark registered at this time. At present, we have not established a valuable brand which requires protection. We may register a trademark in the next 12 months-when we feel that our brand is able beginning to gain value and recognition.

Government Regulation
---------------------
To comply with U.K laws, in order to do business in the U.K, our U.S. registrant will have to register as an overseas company at the Companies House in Britain within one month from the beginning of trade. Companies House is the United Kingdom Registrar of Companies. All forms of companies are incorporated and registered with Companies House as required by the current Companies Act 2006. All registered limited companies, including subsidiary, small and inactive companies, must file annual financial statements, in addition to annual company returns, which are all public records. All forms of companies as permitted by United Kingdom Companies Act are incorporated and registered with Companies House. We are not required to be registered as an overseas company in London until we start to execute business transactions with our U.K customers and start to earn revenue. We anticipate that we will register by the end of the year of 2011.

We do not believe that government regulations will have a material impact on the way we conduct business.



                         USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares of common stock in this offering. All proceeds from the sale of the shares of common stock will be received by the selling shareholders.

                  DETERMINATION OF OFFERING PRICE

The price of the shares has been determined by our sole member of board of directors. The $0.05 per share offering price of our common stock was arbitrarily chosen using the last sales price of our common stock and adding $0.03. Currently there is no market for the shares. We intend to apply to FINRA over-the-counter bulletin board for the quotation of our common stock upon becoming a reporting entity under the Securities Exchange Act of 1934. If our shares are listed for trading on the Bulletin Board, the price of the shares will be established by the market.


                           DILUTION

Since all of the shares of common stock being registered are already issued and outstanding, no dilution will result from this offering.


         MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

    Item 5(a)
a) Market Information. Our common stock is not quoted on a market or securities exchange. We cannot provide any assurance that an active market in our common stock will develop. We intend to quote our common shares on a market or securities exchange.

b) Holders. At May 26, 2011, there were twenty nine (29) shareholders of the registrant.

c) Dividends. Holders of the registrant's common stock are entitled to receive such dividends as may be declared by its board of directors. No dividends on registrant's common stock have ever been paid, and the registrant does not anticipate that dividends will be paid on its common stock in the foreseeable future.

d) Securities authorized for issuance under equity compensation plans. No securities are authorized for issuance by the registrant under equity compensation plans.

Plan Category          Number of Securities     Weighted Average Exercise    Number of Securities
                      Issued upon Exercise of Price of Outstanding Options    Remaining Available
                       Outstanding Options,       Warrants and Rights             Future Issuance
Equity
Compensation
Plans Approved
by Security Holders           n/a                         n/a                          n/a

Equity
Compensation
Plans Not Approved
by Security Holders           n/a                          n/a                          n/a
                          ----------                     ------                      ------
Total                         n/a                                                       n/a

e)  Performance graph
Not applicable.

f)  Sale of unregistered securities.

Since inception, the registrant has sold the following securities that were not registered under the Securities Act of 1933, as amended.

Name and Address       Date          Shares          Consideration
---------------   ------------   -------------       -------------
Mikhail Muyingo   June 1, 2010       3,500,000       $    3,500.00
25 B Hampstead
Hill Gardens
NW32PJ, London, UK

On June 1, 2010, we issued 3,500,000 shares of common stock to Mikhail Muyingo, our president, in consideration of $0.001 per share for a total of $3,500.

Also, on August 20, 2010, we issued 1,400,000 shares of common stock to 7 individuals for consideration of $0.001 per share for a total of $1,400.

On November 15, 2010, we issued 960,000 shares of common stock to 21 individuals for consideration of $0.02 per share for a total of $19,200.

All of the foregoing transactions were made pursuant to the exemption from registration contained in Regulation S of the Securities Act of 1933. All transactions took place outside the United States of America with non-US persons.

    Item 5(b) Use of Proceeds.  As described herein

    Item 5(c) Purchases of Equity Securities by the issuer and affiliated purchasers. None.

Shares Eligible for Future Sale
-------------------------------
Upon the date of this prospectus, there are 5,860,000 common shares outstanding of which no common shares may be freely traded without registration. However, 2,360,000 common shares of present shareholders are being registered on this offering.

The remaining 3,500,000 are owned by Mikhail Muyingo, president, principal executive officer, principal financial officer and our and will be restricted within the meaning of Rule 144 under the Securities Act, and are subject to the resale provisions of Rule 144.

At the present time, resales or distributions of such shares are provided for by the provisions of Rule 144. That rule is a so-called "safe harbor" rule which, if complied with, should eliminate any questions as to whether or not a person selling restricted shares has acted as an underwriter.

Rule 144(d)(1) states that if the issuer of the securities is, and has been for a period of at least 90 days immediately before the sale, subject to the reporting requirements of section 13 or 15(d) of the Exchange Act, a minimum of six months must elapse between the later of the date of the acquisition of the securities from the issuer, or from an affiliate of the issuer, and any resale of such securities.

Sales under Rule 144 are also subject to notice and manner of sale requirements and to the availability of current public information and must be made in unsolicited brokers' transactions or to a market maker.

A person who is not an affiliate of the registrant under the Securities Act during the three months preceding a sale and who has beneficially owned such shares for at least six months is entitled to sell the shares under Rule 144 without regard to the volume, notice, information and manner of sale provisions. Affiliates must comply with the restrictions and requirements of Rule 144 when transferring restricted shares even after the six month holding period has expired and must comply with the restrictions and requirements of Rule 144 in order to sell unrestricted shares.

No predictions can be made of the effect, if any, that market sales of shares of common stock or the availability of such shares for sale will have on the market price prevailing from time to time. Nevertheless, sales of significant amounts of our common stock could adversely affect the prevailing market price of the common stock, as well as impair our ability to raise capital through the issuance of additional equity securities.

We have not declared any cash dividends, nor do we intend to do so. We are not subject to any legal restrictions respecting the payment of dividends, except that they may not be paid to render us insolvent. Dividend policy will be based on our cash resources and needs and it is anticipated that all available cash will be needed for our operations in the foreseeable future.

Admission to Quotation on the OTC Bulletin Board and/or OTCQB
-------------------------------------------------------------
We intend to have a market maker file an application for our common stock to be quoted on the OTC Bulletin Board and/or the OTCQB. The OTCQB is the middle tier of the OTC Market. However, we do not have a market maker that has agreed to file such application. If our securities are not quoted on the OTC Bulletin Board or the OTCQB, a security holder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our securities. The OTC Bulletin Board quotation service and the OTCQB differs from national and regional quotations in that it:

(1) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers, and

(2) securities admitted to quotation are offered by one or more broker-dealers rather than the "specialist" common to stock exchanges.

To qualify for quotation on the OTC Bulletin Board and/or the OTCQB, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the registrant listing. If it meets the qualifications for trading securities on the OTC Bulletin Board and the OTCQB, our securities will trade on the OTC Bulletin Board and the OTCQB. We may not now or ever qualify for quotation on the OTC Bulletin Board or the OTCQB. We currently have no market maker who is willing to list quotations for our securities.

Section 15(g) of the Exchange Act
---------------------------------
Our shares are covered by Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rules 15g-1 through 15g-6 and Rule 15g-9 promulgated there under. They impose additional sales practice requirements on broker/dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). While Section 15(g) and Rules 15g-1 through15g-6 apply to brokers-dealers, they do not apply to us.

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules. Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

Rule 15g-9 requires broker/dealers to approved the transaction for the customer's account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of his rights and remedies in cases of fraud in penny stock transactions; and, the FINRA's toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons. The application of the penny stock rules may affect your ability to resell your shares.


      MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
            CONDITION AND RESULTS OF OPERATIONS

This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.
We are a start-up stage corporation and currently our company is non-profitable; therefore, we cannot forecast with certainty that our growth initiatives will generate greater profits.

We will attempt to generate revenues from distributing an all-natural everyday custom tailored women's clothing products from England as well as continue making customer specified alterations for both men and women. As of the date hereof we have not sold any products. The registrant has not generated any revenues or profits to date. We are not raising any money in this offering. We do not have sufficient cash and cash equivalents to execute our operations. T he amount of additional financing needed to operate the business for the next twelve months is $30,548. If we need additional cash and cannot raise it, our president Mikhail Muyingo has agreed to lend the registrant $30,548.
At the present time, we have not received any confirmation from our president of his willingness to loan or invest funds to the company. If we are not able to raise the required cash of $30,548, we may have to cease our operations.

Plan of Operation for the next 12 Months
----------------------------------------
Our plan of operation for the next twelve months following the date of this prospectus is to grow our retail business through marketing and building our on-line presence. Following the date of this registration statement, our business plan for the next 12 months is as follows:

   Make offers and negotiate agreements with customers

Currently, we continue to study the whole of Greater London's fashion industry and its market for quality clothes production and sales.

We are also negotiating agreements with our potential clients. So far our target companies have been boutique stores which produce quality clothing garments that are hand crafted and are individually tailored. Gala Global Inc continues to look for a physical office location to set up studio by November. We have not located or signed any lease at this time. No material costs are required to complete this step.

   Commence Marketing Campaign

When our office is set up, in November 2011 we will start offering services to clients and negotiate with potentially interested companies, we will begin to market our products and services. We shall see the results of our marketing campaign within 120 days from its initiation in November 2011. The registrant has signed a Marketing Consulting Agreement with Bernandine Lawrence on November 9, 2010. The consultant has agreed to perform the consulting work for the registrant in providing advertising and marketing support.

The consultant, Bernandine Lawrence, will use traditional media for advertising such as newspapers, which includes classified and display advertising, magazines, and radio. The consultant also plans to design and distribute printed marketing material likely with its updates at different seasons. Advertisements in local women publications will also be explored and are considered. Nevertheless the consultant will make telephone, mail and personal approaches to the clothing brands, fashion houses and designers of high statue and with a successful business, for possible cooperation or partnership. Therefore, the consultant plans to market our products to individual clients and to promote our business to companies for possible joint ventures with clothing distribution companies which would market and sell our clothing under their brand.

In consideration for the consulting services to be performed by the consultant under this agreement, the registrant will pay consultant at the rate of 7.00 British pounds sterling per hour for the time spent on consulting services. Consultant shall submit written, signed reports of the time spent performing consulting services, itemizing in reasonable detail the dates on which services were performed, the number of hours spent on such dates and a brief description of the services rendered. The registrant shall pay consultant the amounts due pursuant to submitted reports within 14 days after such reports are received by the registrant.

In the following 2 months we will hire a contractor who will research and look for potential clients throughout the network of businesses in the clothing industry. We intend to use other marketing strategies, such as developing a website, direct mailing advertisement, and phone calls to potential clients. We intend to catalogue our custom made clothing as to show our portfolio on the Internet. We also plan to take part in fashion shows and trade shows to promote our product and to meet potential clients especially in relation to working on supplier relationships.

Starting January 2012, we intend to focus our marketing efforts creating semi-annual pricing promotions. We believe that our total expenditure for a year will be $5,000 and we should begin to see results from our marketing campaign within 120 days from its initiation. We will intend to continue our marketing efforts during the life of our operations.

The registrant has recently purchased MSK-335B Reliable Single-Needle Small-Cylinder Walking-Foot Sewing Machine for $1,420. The machine has a vibrating binder and sew-quiet servomotor. MSK-335B is a single needle, cylinder bed compound feed walking foot sewing machine and it is very good for sewing fabric, sewing leather, canvas, synthetics and other medium to heavy weight fabric that may also need a cylinder bed and a vibrating binder. It has a powerful feeding system (top and bottom feed) higher pressure foot lift and longer stitch length; the machine can also easily sew heavy materials with heavier thread. The moving (vibrating) binder ensures a specific quality stitch, and eliminates the inch roping effect caused by poor feeding. It has a Japanese Hirose brand 1.4 capacity sewing hook built-in bobbin winder with Low noise, low vibration design, 2,400 rpm high-speed operation stitch dial regulator reverse lever mechanism table, K-leg stand, and 1/2 horse power motor.

         Set up Tailoring Studio

We plan to set up a Studio Center in London England by November
2011, and acquire more of the equipment that we need to begin operations. Our MSK-335B sewing remains with the seller at this time as the retail space has not yet been secured; our machinery is anticipating the shipping, this is to avoid the storage charges before a studio has been arranged for business opening November 2011. Tailoring and measurements will take place at the studio place once it is established, it is planned to be used as the space for all business conducts including promotional and tailoring works and preparations.

We believe that it will cost another $4,580 to set up and obtain the necessary equipment to begin operations, such as sewing tools, materials, computer, furniture, and other studio and office supplies. Our director and the secretary will handle our administrative duties. The anticipated costs of renting the Studio Centre in London are approximately $1500 per month.

     Hire tailors

Once, potential customers begin to be interested in our products and services, we intend to retain two part-time tailors, and two sales representatives approximately by February 2012. Our tailors must have broad knowledge and good experience in fashion and bespoke tailoring industry, to produce the items. The tailor's job would be to find or reinterpret new exciting designs, and to set up our own signature style which will attract the market share. Our tailors will be hired on a contract basis and receive commission pay based on the sales and their performance. Therefore, to hire them, we estimate total out of pocket expense to be $5,000. Our sales representatives will be compensated solely from commission by commission payments from the revenue that they help to generate. Exploration with different designs and styles will be ongoing during the life of our operations.

We therefore expect to incur the following costs in the next twelve months in connection with our business operations:

Marketing Cost                                $  5,000
Website Development                           $  4,000
Studio Expenses                               $  4,580
Studio Rent Expense                           $ 13,500
Working Capital                               $  3,000
Salaries                                      $  5,000
Professional and legal fees, including
  fees payable in connection with the
  filing of this registration statement
  and complying with reporting obligations:   $ 12,000
                                              --------
Total expenditures over the next 12 months
are therefore expected to be                  $ 46,080

Limited operating history; need for additional capital
------------------------------------------------------
There is no historical financial information about us upon which to base an evaluation of our performance. We are in a start-up stage operations and have not generated any revenues. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

To become profitable and competitively strong, we have to locate and negotiate additional agreements with fabric and material distributors and sell their products to our customers.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.


Results of operations
----------------------
From Inception on March 15, 2010 to May 31, 2011, we incorporated, hired the attorney, and hired the auditor. We have prepared internal business plan and signed a Marketing Consulting Agreement with Bernandine Lawrence on November 9, 2010. Our loss since inception is $7,445 for bank charges and interest. We have just started our proposed business operations.

Since inception, we sold 5,860,000 shares of common stock and raised
$24,000.

Liquidity and capital resources
-------------------------------
As of the date of this prospectus, we have yet to generate any revenues from our business operations. We may raise funds from sale of our common stock, although we don't have any specific plans on how to do so

There can be no assurance that additional capital will be available to the registrant.

The registrant currently has no agreements, arrangements or understandings with any person to obtain funds through bank loans, lines of credit or any other sources. Since the registrant has no such arrangements or plans currently in effect, its inability to raise funds for the above purposes will have a severe negative impact on its ability to remain a viable company.

For the period from inception to May 31, 2011, we did not pursue any investing activities.

For the period from inception to May 31, 2011, we received $24,100 from the sale of our common stock.

As of May 31, 2011, our total assets were $15,532 and our total liabilities were $100. As of November 30, 2010, we had cash of $23,579. The registrant has not generated any revenues or profits to date. Our total expenditures for the year are estimated to be $46,080.

We do not have sufficient cash and cash equivalents to execute our operations. The amount of additional financing needed to operate the business for the next twelve months is $30,548. Our president, Mikhail Muyingo, has agreed to lend the registrant $30,548 when necessary. At the present time, we don't have any binding agreements from our president of his willingness to loan or invest funds to the company.


   DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Officers and Director
---------------------
Our sole director will serve until his successor is elected and qualified. Our officers are elected by the board of directors to a term of one (1) year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office. The board of directors have no nominating, auditing or compensation committees.
The name, address, age and position of our president and sole director are set forth below:

Name and Address    Age    Position(s)
 -----------------------------------------------------------------
Mikhail Muyingo     32      President, principal executive officer,
25 B Hampstead Hill         treasurer,
Gardens                     principal financial officer,
London, UK NW32PJ           principal accounting officer and sole
                            member of the board of directors

Violetta Muyingo    35     Secretary
Flat 1, 37 Netherhall
Gd.
London, UK NW3-5RL

  The person named above has held his office/position since inception and is expected to hold his office/position until the next annual meeting of our stockholders.

Background of our officers and sole director
--------------------------------------------
Mikhail Muyingo.   Since our inception on March 15, 2010, Mikhail
Muyingo has been our president, principal executive officer, treasurer, principal financial officer, principal accounting officer, and sole member of the board of directors. From June 2005 Mr. Muyingo has worked for, Galina's Tailoring and Alternations, a family business located in the United Kingdom and engaged in the business of design, tailoring, alteration and repair of clothing garments as well as kept a role of administrator, provisional accountant, secretary and a manager

In September 2005 Mr. Muyingo has completed a course in Stock and Options Trading on AMEX. In 2006 Mr. Muyingo founded a private firm in Real Estate trading in the U.K. The registration for a corporation was withdrawn at the preliminary stages due to disputes among members and Mr. Muyingo continued as a private real estate investor thereafter. Mr. Muyingo does not have any other employment at the present. He devotes his remaining business time to business activities not related to our business, such as real-estate investing.Mr. Muyingo was chosen to serve as a director was based on his experience in our line of business acquired while working for Galina's Tailoring and Alterations and general experience as an entrepreneur. Galina's Tailoring and Alteration no longer exists. It ceased trading in 2008 due to its founder/director's retirement from the business.

Violetta Muyingo. Since March 15, 2010, Violetta Muyingo has been our secretary. From 2005 till present, Violetta Muyingo has been a senior tailor and administrative officer in a private family, run business, Galina's Tailoring and Alterations in London, England. Galina's Tailoring and Alteration no longer exists. It ceasedd trading in 2008 due to its founder/director's retirement from the business.

Involvement in Certain Legal Proceedings
----------------------------------------
During the past ten years, Mr. Mikhail Muyingo and Violetta Muyingo has not been the subject of the following events:

  1. Any bankruptcy petition filed by or against any business of which Mr. Mikhail Muyingo was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

  2. Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.

  3. An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Mr. Mikhail Muyingo's involvement in any type of business, securities or banking activities.

  4. Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Audit Committee Financial Expert
--------------------------------
We do not have an audit committee financial expert. We do not have an audit committee financial expert because we believe the cost related to retaining a financial expert at this time is prohibitive. Further, because we have no operations, at the present time, we believe the services of a financial expert are not warranted.

Conflicts of Interest
---------------------
The only conflict that we foresee is that our officers and sole director will devote time to projects that do not involve us.

Executive Compensation
----------------------
The following table sets forth the compensation paid by us for the last three fiscal years ending November 30, 2010 for each of our officers. This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any. The compensation discussed addresses all compensation awarded to, earned by, or paid or named executive officers.

                  Executive Officer Compensation Table
                                               Non-  Non-qualified
                                              Equity    Deferred     All
Name                                        Incentive   Compensa-   Other
and                          Stock  Option    Plan        tion      Compen-
Principal       Salary Bonus Awards Awards Compensation  Earnings   sation   Total
Position   Year  (US$) (US$) (US$)  (US$)     (US$)       (US$)      (US$)   (US$)
(a)         (b)   (c)   (d)   (e)    (f)       (g)         (h)        (i)     (j)
 -------- ----- ------ ----- ------ ------ ------------ ---------- --------  ------
Mikhail
Muyingo    2010      0     0      0      0        0          0         0       0
President
and        2009     n/a   n/a    n/a    n/a      n/a        n/a       n/a     n/a
Treasurer  2008     n/a   n/a    n/a    n/a      n/a        n/a       n/a     n/a

Violetta
Muyingo    2010      0     0      0      0        0          0         0       0
Secretary  2009     n/a   n/a    n/a    n/a      n/a        n/a       n/a     n/a
           2008     n/a   n/a    n/a    n/a      n/a        n/a       n/a     n/a

We have no employment agreements with our officer. We do not contemplate entering into any employment agreements until such time as we begin profitable operations.

The compensation discussed herein addresses all compensation awarded to, earned by, or paid to our named executive officer.

There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our sole director and officer other than as described herein.

Long-Term Incentive Plan Awards
-------------------------------
We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

Compensation of Our Sole Director
---------------------------------
Our sole member of our board of directors is not compensated for his services as a director. The board has not implemented a plan to award options to our director. There are no contractual arrangements with member of the board of directors. We have no director's service contract.

                     Director's Compensation Table
          Fees
         Earned                               Non-
           or                  Non-Equity   qualified
          Paid                 Incentive    Deferred
           in   Stock  Option     Plan    Compensation All Others
          Cash  Awards Awards Compensation   Earnings  Compensation Total
Name     (US$)  (US$)  (US$)      (US$)       (US$)      (US$)      (US$)
(a)       (b)    (c)    (d)        (e)         (f)        (g)        (h)
-----    ------ ------ ------ ------------ ----------- ------------ -----
Mikhail
Muyingo    2010      0      0            0           0            0     0

Our director does not receive any compensation for serving as sole member of the board of directors. We have no plans to pay any directors compensation in 2011.

Indemnification
---------------
We may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the state of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to officers or directors under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

Code of Ethics Policy
---------------------
We have not yet adopted a code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions.

Corporate Governance
--------------------
There have been no changes in any state law or other procedures by which security holders may recommend nominees to our board of directors. In addition to having no nominating committee for this purpose, we currently have no specific audit committee and no audit committee financial expert. Based on the fact that our current business affairs are simple, any such committees are excessive and beyond the scope of our business and needs.

Family Relationships
--------------------
Mikhail Muyingo, an officer and director is the brother of Violetta Muyingo, an officer.

Change-In-Control Arrangements
------------------------------
There are currently no employment agreements or other contracts or arrangements with our officers or directors. There are no compensation plans or arrangements, including payments to be made by us, with respect to our officers, directors or consultants that would result from the resignation, retirement or any other termination of any of our directors, officers or consultants. There are no arrangements for our directors, officers, employees or consultants that would result from a change-in-control.


    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our officers, sole director and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what their ownership will be assuming completion of the sale of all shares in this offering. The stockholders listed below have direct ownership of their shares and possesses sole voting and dispositive power with respect to the shares.

                                                        Percentage
                                                           of
                                            Number of   Ownership
                                             Shares       After
                           Percentage        After         the
                 Number of     of           Offering     Offering
                  Shares   Ownership       Assuming all  Assuming
Name of           Before     Before          of the    all of the
Beneficial          the        the          Shares are   Shares are
Owner (1)        Offering   Offering         Sold          Sold
----------       --------- ----------      ----------- -----------
Mikhail Muyingo  3,500,000     59.72%        3,500,000      59.72%(2)
25 B Hampstead
Hill Gardens
London
NW32PJ, UK

Violetta Muyingo    60,000      1.02%           60,000       0.00%
Flat 1, 37
Netherhall Gd.
London, UK NW3-5RL

 (1) Mr. Mikhail Muyingo is the only promoter of the registrant.
 (2) The director percentage is based on the 5,860,000 issued and outstanding shares.


Securities authorized for issuance under equity compensation plans.

We have no equity compensation plans.

          CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Mikhail Muyingo is not independent as such term is defined by a national securities exchange or an inter-dealer quotation system. During the period from inception to November 30, 2010, there were no transactions with related persons other than as described in the section below.

In August 20, 2010, we issued 3,500,000 shares of common stock to Mikhail Muyingo, our president, in consideration of $0.001 per share for a total of $3,500.

Our administrative functions are operated from the home of our president. We do not pay our president for use of such space.


                   DESCRIPTION OF CAPITAL STOCK

Common Stock
------------
  Our authorized capital stock consists of 75,000,000 common shares with a par value of $0.001 per share and 75,000,000 preferred shares with a par value of $0.001 per share. The holders of our common stock:
    - have equal ratable rights to dividends from funds legally available if and when declared by our board of directors;

    - are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;
    - do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and
    - are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

Non-cumulative voting
---------------------
Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, assuming the sale of all of the shares of common stock, present stockholders will own approximately 55.00% of our outstanding shares.

Preferred Stock
----------------
We are authorized to issue 75,000,000 shares of preferred stock with a par value of $0.00001 per share. The terms of the preferred shares are at the discretion of the board of directors. Currently, no preferred shares are issued and outstanding.

Cash dividends
--------------
As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Anti-takeover provisions
------------------------
There are no Nevada anti-takeover provisions that may have the affect of delaying or preventing a change in control.

Stock transfer agent
--------------------
The registrant does not have a transfer agent at this time; we are in the process of appointing one.


                   SHARES ELIGIBLE FOR FUTURE SALE

Upon the date of this prospectus, there are 5,860,000 common shares outstanding of which no common shares may be freely traded without registration. However, 2,360,000 common shares of present shareholders are being registered on this offering.

The remaining 3,500,000 are owned by Mikhail Muyingo, president, principal executive officer, principal financial officer and our and will be restricted within the meaning of Rule 144 under the Securities Act, and are subject to the resale provisions of Rule 144.

At the present time, resales or distributions of such shares are provided for by the provisions of Rule 144. That rule is a so-called "safe harbor" rule which, if complied with, should eliminate any questions as to whether or not a person selling restricted shares has acted as an underwriter.

Rule 144(d)(1) states that if the issuer of the securities is, and has been for a period of at least 90 days immediately before the sale, subject to the reporting requirements of section 13 or 15(d) of the Exchange Act, a minimum of six months must elapse between the later of the date of the acquisition of the securities from the issuer, or from an affiliate of the issuer, and any resale of such securities.

Sales under Rule 144 are also subject to notice and manner of sale requirements and to the availability of current public information and must be made in unsolicited brokers' transactions or to a market maker.


A person who is not an affiliate of the registrant under the Securities Act during the three months preceding a sale and who has beneficially owned such shares for at least six months is entitled to sell the shares under Rule 144 without regard to the volume, notice, information and manner of sale provisions. Affiliates must comply with the restrictions and requirements of Rule 144 when transferring restricted shares even after the six month holding period has expired and must comply with the restrictions and requirements of Rule 144 in order to sell unrestricted shares.

No predictions can be made of the effect, if any, that market sales of shares of common stock or the availability of such shares for sale will have on the market price prevailing from time to time. Nevertheless, sales of significant amounts of our common stock could adversely affect the prevailing market price of the common stock, as well as impair our ability to raise capital through the issuance of additional equity securities.

We have not declared any cash dividends, nor do we intend to do so. We are not subject to any legal restrictions respecting the payment of dividends, except that they may not be paid to render us insolvent. Dividend policy will be based on our cash resources and needs and it is anticipated that all available cash will be needed for our operations in the foreseeable future.


               DISCLOSURE OF COMMISSION POSITION ON
          INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer as provided in the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



               CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
                  ON ACCOUNTING AND FINANCIAL DISCLOSURE

There have not been any changes in or disagreements with accountants on accounting and financial disclosure or any other matter.

                              EXPERTS

Our financial statements for the period from inception to November 30, 2010, included in this prospectus have been audited by Ronald R. Chadwick, P.C. Certified Public Accountant located at 2851 South Parker Road, Suite 720 Aurora, Colorado 80014, and telephone is (303) 306-1967, as set forth in the report included in this prospectus. Their report is given upon their authority as experts in accounting and auditing.

                           LEGAL PROCEEDINGS

We are not a party to any pending litigation and none is contemplated or threatened.

                          LEGAL MATTERS

The validity of the common shares being offered hereby will be passed upon by Jody M. Walker, Attorney At Law, Centennial, Colorado.


                    WHERE YOU CAN FIND MORE INFORMATION

At your request, we will provide you, without charge, a copy of any document filed as exhibits in this prospectus. If you want more information, write or call us at:

Gala Global Inc.
25 B Hampstead Hill Gardens
London NW32PJ, UK
+44773852907
Attention: Mikhail Muyingo, Chief Executive Officer

Our fiscal year ends on November 30th. Upon completion of this offering, we will become a reporting company and file annual, quarterly and current reports with the SEC. You may read and copy any reports, statements, or other information we file at the SEC's public reference room at 100 F Street, Washington D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee by writing to the SEC. Please call the SEC at 1-800- SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC Internet site at http:\\www.sec.gov.


                      FINANCIAL STATEMENTS
                        TABLE OF CONTENTS

Interim Financial Statements
  Balance sheets                                                  42
  Statement of Operations                                         43
  Statement of cash flows                                         44
  Notes to financial statements                                   45

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM           48
FINANCIAL STATEMENTS

  Balance sheet                                                   49
  Statement of Operations                                         50
  Statement of stockholders' equity                               51
  Statement of cash flows                                         52
  Notes to financial statements                                   53

                            GALA GLOBAL INC.
                      (A Development Stage Company)
                            BALANCE SHEETS


                                       November 30,2010    May 31, 2011
                                         ------------    -------------
                                                            (Unaudited)
 ASSETS

  Current assets
        Cash                               $   23,579      $   15,532
                                           ----------      ----------
               Total current assets            23,579          15,532

        Fixed assets - net                          -           1,223
                                           ----------      ----------
  Total Assets                             $   23,579      $   16,755
                                           ==========      ==========
 LIABILITIES &
    STOCKHOLDERS' EQUITY

  Current liabilities
        Related party payable              $      100      $      100
                                           ----------      ----------
  Total current liabilities                       100             100
                                           ----------      ----------
  Total Liabilities                               100             100

  Stockholders' Equity
        Common stock, $.001 par value;
         75,000,000 shares authorized;
         5,860,000 shares issued and
          outstanding                           5,860           5,860
        Additional paid in capital             18,240          18,240
        Deficit accumulated during the
         dev. stage                              (621)         (7,445)
                                           ----------      ----------
  Total Stockholders' Equity                   23,479          16,655
                                           ----------      ----------
  Total Liabilities and Stockholders'
   Equity                                 $   23,579       $   16,755
                                          ==========       ==========

             The accompanying notes are an integral part
                 of the financial statements

                       GALA GLOBAL INC.
               (A Development Stage Company)
                 STATEMENTS OF OPERATIONS

                                                                      Period From
                                         Period From                March 15, 2010
                                       March 15, 2010  Six Months    (Inception)
                                        (Inception)       Ended       Through
                                         Through      May 31, 2011   May 31, 2011
                                       Nov. 30, 2010  (Unaudited)    (Unaudited)
                                      --------------  ------------  --------------
 Revenue - related party               $        -      $        -      $        -

 Operating expenses:
  General and administrative                  621           6,824           7,445
                                       ----------      ----------      ----------
                                              621           6,824           7,445
                                       ----------      ----------      ----------
 Gain (loss) from operations                 (621)         (6,824)         (7,445)
                                       ----------      ----------      ----------
 Other income (expense):
                                                -               -               -
                                       ----------      ----------      ----------
 Income (loss) before
  provision for income taxes                 (621)         (6,824)         (7,445)
 Provision for income tax                       -               -               -

 Net income (loss)                     $     (621)     $   (6,824)     $   (7,445)
                                       ==========      ==========      ==========

 Net income (loss) per share
 (Basic and fully diluted)             $    (0.00)     $    (0.00)     $    (0.00)
                                       ==========      ==========      ==========
 Weighted average number of
 common shares outstanding              2,032,308       5,860,000       5,860,000
                                       ==========      ==========      ==========

              The accompanying notes are an integral part
                     of the financial statements.

                          GALA GLOBAL INC.
                   (A Development Stage Company)
                     STATEMENTS OF CASH FLOWS

                                                                      Period From
                                         Period From                March 15, 2010
                                       March 15, 2010  Six Months    (Inception)
                                        (Inception)       Ended       Through
                                         Through      May 31, 2011   May 31, 2011
                                       Nov. 30, 2010  (Unaudited)    (Unaudited)
                                      --------------  ------------  --------------
Cash Flows From Operating Activities:
  Net income (loss)                      $    (621)    $  (6,824)    $  (7,445)
  Adjustments to reconcile net loss to
   net cash provided by (used for)
   operating activities:
     Depreciation                                -           197           197
     Related party payable                     100             -           100
                                         ---------     ---------     ---------
       Net cash provided by (used for)
        operating activities                  (521)       (6,627)       (7,148)
                                         ---------     ---------     ---------
 Cash Flows From Investing Activities:
   Fixed assets                                  -        (1,420)       (1,420)
                                         ---------     ---------     ---------
       Net cash provided by (used for)
        investing activities                     -        (1,420)       (1,420)
                                         ---------     ---------     ---------
Cash Flows From Financing Activities:
  Sales of common stock                     24,100             -        24,100
                                         ---------     ---------     ---------
       Net cash provided by (used for)
        financing activities                24,100             -        24,100
                                         ---------     ---------     ---------
 Net Increase (Decrease) In Cash            23,579        (8,047)       15,532

 Cash At The Beginning Of The Period             -        23,579             -
                                         ---------     ---------     ---------
 Cash At The End Of The Period           $  23,579     $  15,532     $  15,532
                                         =========     =========     =========

 Schedule Of Non-Cash Investing And Financing Activities
    None

 Supplemental Disclosure

 Cash paid for interest                  $       -     $        -    $       -
 Cash paid for income taxes              $       -     $        -    $       -


            The accompanying notes are an integral part
                  of the financial statements.

                           GALA GLOBAL INC.
                     (A Development Stage Company)
                     NOTES TO  FINANCIAL STATEMENTS

NOTE 1. ORGANIZATION, OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING
POLICIES:

Gala Global Inc. (the "Company"), was incorporated in the State of Nevada on March 15, 2010. The Company was formed to provide garment tailoring and alteration services. The Company has conducted only limited operations and is in the development stage.

Fiscal year
-----------
The Company employs a fiscal year ending November 30.

Cash and cash equivalents
-------------------------
The Company considers all highly liquid investments with an original maturity of three months or less as cash equivalents.

Use of Estimates
----------------
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Income tax
----------
The Company accounts for income taxes pursuant to ASC 740. Under ASC 740 deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

At November 30, 2010 the Company had net operating loss carryforwards of approximately $600 which begin to expire in 2030. The deferred tax asset of approximately $120 created by the net operating loss has been offset by a 100% valuation allowance. The change in the valuation allowance in 2010 was $120.

                           GALA GLOBAL INC.
                   (A Development Stage Company)
                   NOTES TO  FINANCIAL STATEMENTS


NOTE 1. ORGANIZATION, OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued):

Net income (loss) per share
---------------------------
The net income (loss) per share is computed by dividing the net income
(loss) by the weighted average number of shares of common outstanding. Warrants, stock options, and common stock issuable upon the conversion of the Company's preferred stock (if any), are not included in the computation if the effect would be anti-dilutive and would increase the earnings or decrease loss per share.

Revenue recognition
-------------------
Revenue is recognized on an accrual basis after services have been performed under contract terms, the event price to the client is fixed or determinable, and collectability is reasonably assured.

Property and equipment
----------------------
Property and equipment are recorded at cost and depreciated under the straight line method over each item's estimated useful life.

Financial Instruments
---------------------
The carrying value of the Company's financial instruments, as reported in the accompanying balance sheet, approximates fair value.

Long-Lived Assets
-----------------
In accordance with ASC 350, the Company regularly reviews the carrying value of intangible and other long-lived assets for the existence of facts or circumstances, both internally and externally, that may suggest impairment. If impairment testing indicates a lack of recoverability, an impairment loss is recognized by the Company if the carrying amount of a long-lived asset exceeds its fair value.

Stock based compensation
------------------------
The Company accounts for employee and non-employee stock awards under ASC 718, whereby equity instruments issued to employees for services are recorded based on the fair value of the instrument issued and those issued to non-employees are recorded based on the fair value of the consideration received or the fair value of the equity instrument, whichever is more reliably measurable.

                          GALA GLOBAL INC.
                    (A Development Stage Company)
                    NOTES TO FINANCIAL STATEMENTS

NOTE 2.  GOING CONCERN

The Company has suffered a loss from operations and in all likelihood will be required to make significant future expenditures in connection with marketing efforts along with general administrative expenses. These conditions raise substantial doubt about the Company's ability to continue as a going concern.

The Company may raise additional capital through the sale of its equity securities, through an offering of debt securities, or through borrowings from financial institutions. By doing so, the Company hopes through marketing efforts to generate revenues from sales of its garment tailoring and alteration services. Management believes that actions presently being taken to obtain additional funding provide the opportunity for the Company to continue as a going concern.


NOTE 3. SUBSEQUENT EVENTS

The Company has evaluated subsequent events through the date of issuance of these financial statements and determined that there are no reportable subsequent events.

                     RONALD R. CHADWICK, P.C.
                   Certified Public Accountant
                 2851 South Parker Road, Suite 720
                     Aurora, Colorado 80014
                     Telephone (303)306-1967
                        Fax (303)306-1944

       REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Gala Global Inc.
London, United Kingdom

I have audited the accompanying balance sheet of Gala Global Inc. (a development stage company) as of November 30, 2010, and the related statements of operations, stockholders' equity and cash flows for the period from March 15, 2010 (inception) through November 30, 2010. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Gala Global Inc. as of November 30, 2010, and the results of its operations and its cash flows for the period from March 15, 2010 (inception) through November 30, 2010 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2, to the financial statements the Company has suffered a loss from operations and has limited working that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Aurora, Colorado                            Ronald R. Chadwick, P.C.
January 6, 2011                             RONALD R. CHADWICK, P.C.

                         GALA GLOBAL INC.
                  (A Development Stage Company)
                         BALANCE SHEET

                                                 Nov. 30, 2010
                                                 -------------
ASSETS

Current assets
  Cash                                             $  23,579
                                                   ---------
    Total current assets                              23,579
                                                   ---------

Total Assets                                       $  23,579
                                                   =========

LIABILITIES & STOCKHOLDERS' EQUITY

Current liabilities
  Related party payable                            $     100
                                                   ---------
Total current liabilities                                100
                                                   ---------

Total Liabilities                                        100
                                                   ---------

Stockholders' Equity
  Common stock, $.001 par value;
    75,000,000 shares authorized
      5,860,000 shares issued and outstanding          5,860
  Additional paid in capital                          18,240
  Deficit accumulated during the dev. Stage             (621)
                                                   ---------

Total Stockholders' Equity                            23,479
                                                   ---------

Total Liabilities and Stockholders' Equity         $  23,579
                                                   =========



               The accompanying notes are an integral
                  part of the financial statements

                          GALA GLOBAL INC.
                   (A Development Stage Company)
                     STATEMENT OF OPERATIONS

                                                 Period From
                                               March 15, 2010
                                                 (Inception)
                                                   Through
                                                Nov. 30, 2010
                                               --------------

Revenue - related party                            $        -
                                                   ----------
Operating expenses
  General and administrative                              621
                                                   ----------
                                                          621
                                                   ----------

Gain (loss) from operations                              (621)
                                                   ----------

Other income (expense):                                     -
                                                   ----------

Income (loss) before
  provision for income taxes                             (621)

Provision for income tax                                    -
                                                   ----------

Net income (loss)                                  $     (621)
                                                   ==========

Net income (loss) per share
(Basic and fully diluted)                          $    (0.00)
                                                   ==========

Weighted average number of
  common shares outstanding                         2,032,308
                                                   ==========


             The accompanying notes are an integral
                part of the financial statements

                          GALA GLOBAL INC.
                    (A Development Stage Company)
                 STATEMENT OF STOCKHOLDERS' EQUITY

                                                           Deficit
                                                         Accumulated
                               Common Stock               During The    Stock-
                                        Amount  Paid In  Development   holders'
                            Shares   ($.001 Par) Capital    Stage       Equity
                          ---------   ---------- --------- ---------   --------
        (a)                   (b)         (c)       (d)       (e)        (f)
Balances at March 15,
  2010 (Inception)                -   $       -  $       -  $       -   $      -

Sales of common stock     5,860,000       5,860     18,240          -     24,100

Net income (loss) for
  the period                                                     (621)      (621)
                          ---------   ---------  ---------  ---------   --------
Balances at
  November 30 2010        5,860,000   $   5,860  $  18,240  $    (621)  $ 23,479
                          =========   =========  =========  =========   ========





               The accompanying notes are an integral
                  part of the financial statements

                        GALA GLOBAL INC.
                (A Development Stage Company)
                   STATEMENT OF CASH FLOWS

                                               Period From
                                             March 15, 2010
                                               (Inception)
                                                Through
                                             Nov. 30, 2010
                                             --------------

Cash Flows From Operating Activities:
  Net income (loss)                              $     (621)

  Adjustments to reconcile net loss to
    net cash provided by (used for)
    operating activities:
      Related party payable                             100
                                                 ----------
        Net cash provided by (used for)
        operating activities                           (521)
                                                 ----------

Cash Flows From Investing Activities:                     -
                                                 ----------

  Net cash provided by (used for)
    investing activities                                  -
                                                 ----------

Cash Flows From Financing Activities:
  Sales of common stock                              24,100
                                                 ----------
    Net cash provided by (used for)
    financing activities                             24,100
                                                 ----------

Net Increase (Decrease) In Cash                      23,579

Cash At The Beginning Of The Period                       -
                                                 ----------

Cash At The End Of The Period                    $   23,579
                                                 ==========

    Schedule Of Non-Cash Investing And Financing Activities
    -------------------------------------------------------
None

Supplemental Disclosure
 -----------------------
  Cash paid for interest                         $        -
  Cash paid for income taxes                     $        -

              The accompanying notes are an integral
                part of the financial statements

                           GALA GLOBAL INC.
                  (A Development Stage Company)
                  NOTES TO  FINANCIAL STATEMENTS

NOTE 1. ORGANIZATION, OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING
POLICIES:

Gala Global Inc. (the "Company"), was incorporated in the State of Nevada on March 15, 2010. The Company was formed to provide garment tailoring and alteration services. The Company has conducted only limited operations and is in the development stage.

Fiscal year

The Company employs a fiscal year ending November 30.

Cash and cash equivalents

The Company considers all highly liquid investments with an original maturity of three months or less as cash equivalents.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Income tax

The Company accounts for income taxes pursuant to ASC 740. Under ASC 740 deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss carry forwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

At November 30, 2010, the Company had net operating loss carry forwards of approximately $600 which begin to expire in 2030. The deferred tax asset of approximately $120 created by the net operating loss has been offset by a 100% valuation allowance. The change in the valuation allowance in 2010 was $120.

                         GALA GLOBAL INC.
                  (A Development Stage Company)
                  NOTES TO FINANCIAL STATEMENTS

NOTE 1. ORGANIZATION, OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued):

Net income (loss) per share

The net income (loss) per share is computed by dividing the net income
(loss) by the weighted average number of shares of common outstanding. Warrants, stock options, and common stock issuable upon the conversion of the Company's preferred stock (if any), are not included in the Computation if the effect would be anti-dilutive and would increase the earnings or decrease loss per share.

Revenue recognition

Revenue is recognized on an accrual basis after services have been performed under contract terms, the event price to the client is fixed or determinable, and collectability is reasonably assured.

Property and equipment

Property and equipment are recorded at cost and depreciated under the straight line method over each item's estimated useful life.

Financial Instruments

The carrying value of the Company's financial instruments, as reported in the accompanying balance sheet, approximates fair value.

Long-Lived Assets

In accordance with ASC 350, the Company regularly reviews the carrying value of intangible and other long-lived assets for the existence of facts or circumstances, both internally and externally, that may suggest impairment. If impairment testing indicates a lack of recoverability, an impairment loss is recognized by the Company if the carrying amount of a long-lived asset exceeds its fair value.

Stock based compensation

The Company accounts for employee and non-employee stock awards under ASC 718, whereby equity instruments issued to employees for services are recorded based on the fair value of the instrument issued and those issued to non-employees are recorded based on the fair value of the consideration received or the fair value of the equity instrument, whichever is more reliably measurable.

                         GALA GLOBAL INC.
                  (A Development Stage Company)
                  NOTES TO FINANCIAL STATEMENTS

NOTE 2.  GOING CONCERN

The Company has suffered a loss from operations and in all likelihood will be required to make significant future expenditures in connection with marketing efforts along with general administrative expenses. These conditions raise substantial doubt about the Company's ability to continue as a going concern.

The Company may raise additional capital through the sale of its equity securities, through an offering of debt securities, or through borrowings from financial institutions. By doing so, the Company hopes through marketing efforts to generate revenues from sales of its garment tailoring and alteration services. Management believes that actions presently being taken to obtain additional funding provide the opportunity for the Company to continue as a going concern.


NOTE 3. SUBSEQUENT EVENTS

The Company has evaluated subsequent events through the date of issuance of these financial statements and determined that there are no reportable subsequent events.





                2,360,000 on behalf of Selling Shareholders

                              Prospectus

                          Gala Global, Inc.

                          August 10, 2011

YOU SHOULD ONLY RELY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. WE ARE OFFERING TO SELL, AND SEEKING OFFERS TO BUY, COMMON SHARES ONLY IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED.

Until ________ 2011, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

           PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution

The estimated expenses of the offering (assuming all shares are sold), all of which are to be paid by the registrant, are as follows:

SEC Registration Fee                $        13.70
Printing Expenses                                0
Accounting Fees and Expenses              3,250.00
Legal Fees and Expenses                   2,500.00
Blue Sky Fees/Expenses                           0
Transfer Agent Fees                              0
----------------------------        --------------
TOTAL                               $     5,763.70
----------------------------        --------------

Item 14.  Indemnification of Directors and Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and by Article XII of our bylaws. Under the NRS 78.7502, unless modified by a corporation's articles of incorporation, a director is not liable to a corporation, its stockholders or creditors for damages unless the director's action or failure constituted a breach of fiduciary duty and such breach involved intentional misconduct, fraud or a knowing violation of law. Our bylaws provide that we will indemnify our directors and officers to the fullest extent possible under Nevada law if such person acted in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the registrant and, with respect to any criminal action, had no reasonable cause to believe such conduct was unlawful. We will indemnify our directors and officers for all costs, charges, and expenses actually and reasonably incurred in any proceeding they are made party to by reason of being an officer or director of the registrant. The registrant may purchase and maintain insurance or make other financial arrangements on behalf of any individual entitled to indemnity.

In the opinion of the SEC, such indemnifications are against public policy as expressed in the Securities Act and is therefore unenforceable. Should a claim for indemnification be brought by officers or directors for a action not mentioned previously, the registrant will submit the question to a court of appropriate jurisdiction to determine if the action is against public policy as expressed in the Securities act and will be governed by the final adjudication of such issue. We will rely on the opinion of counsel to determine if the matter has been settled by controlling precedent, and proceed as necessary.



Item 15.  Recent Sales of Unregistered Securities
-------------------------------------------------
Since inception, the registrant has sold the following securities that were not registered under the Securities Act of 1933, as amended.

Name and
Address                Date          Shares          Consideration
---------------   ------------   -------------       -------------
Mikhail Muyingo   June 1, 2010       3,500,000       $    3,500.00
25 B Hampstead
Hill Gardens
NW32PJ, London, UK

On June 1, 2010, we issued 3,500,000 shares of common stock to Mikhail Muyingo, our president, in consideration of $0.001 per share for a total of $3,500.

  Also, on August 20, 2010, we issued 1,400,000 shares of common stock to 7 individuals for consideration of $0.001 per share for a total of $1,400. The individuals are:

Name                        Shares
----                        ------
Yulia Gutkina               200,000
Dimitri Gutkin              200,000
Galina Gralnik              200,000
Igor Gralnik                200,000
Alexander James
 Douglas Murray             200,000
Nicole Muyingo Nulumanse    200,000
Hannagh Elayne Rose
 Wilkinson                  200,000

  On November 15, 2010, we issued 960,000 shares of common stock to 21 individuals for consideration of $0.02 per share for a total of $19,200. Amongst the individuals, our secretary, Violetta Muyingo, was issued 60,000 shares per subscription agreement. The remaining individuals are:

Name                        Shares
----                        ------
Matthew Mitchel Camp        60,000
Joshua Denton               60,000
Vesna Pesic                 30,000
Dusko Banjac                30,000
Vladimir Novakovic          30,000
Tatyana Muyingo             60,000
Kyle Ottaviano              60,000
Keith Williams              60,000
Jacob Proud                 60,000
Sean Tuomey                 60,000
Rene Lawrence               30,000
Mathew Wimbledon            60,000
Jagbir Ghankas              30,000
Andrija Lekic               30,000

Jesse Lawrence              60,000
Katarina Duvnjak            30,000
Paul Bangerter              30,000
Miroslav Andjelic           30,000
Yannick Gullien             30,000
Mariko Bangerter            60,000

  All of the foregoing transactions were made pursuant to the exemption from registration contained in Regulation S of the Securities Act of 1933. The sale of securities was made in offshore transactions to persons who are not U.S. persons. The investors purchased the securities for their own account and not on behalf of any U.S. Person and a sale of the securities has not been pre-arranged with a purchaser
in the United States.   The investors have represented that the
purchases of the securities were not a transaction (or an element of a series of transactions) that is part of any plan or scheme to evade the registration provisions of the 1933 Act.

Item 16.   Exhibits
-------------------
The following exhibits are filed as part of this registration statement.

   3    Articles of Incorporation, By-Laws
         (i)      Articles of Incorporation and amendment.
         (ii)     By-Laws.
   5   Consent and Opinion of Jody M. Walker, Attorney at
Law, regarding the legality of the securities being
registered
  10   Marketing Consulting Agreement dated September 11,
2010
  11   Statement of Computation of Per Share Earnings
        This Computation appears in the Financial Statements.
  23   Consent of Certified Public Accountant.

Item 17.  Undertakings
----------------------
   (a) The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        i. To include any prospectus required by Section 10(a)(3) of the Securities Act;

        ii. To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment of the Registration Statement) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

        iii. Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) For the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to the purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.


(5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 14 above or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

   i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
   ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
  iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
  iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.



                               SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of London, United Kingdom, on September 7, 2011.

Gala Global Inc.

By: /s/Mikhail Muyingo
    -----------------------
    Mikhail Muyingo, President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

By:   /s/Mikhail Muyingo
      -------------------
      Mikhail Muyingo
      Principal Executive Officer, Controller
      Principal Financial Officer, Director

Dated:  September 7, 2011